Exhibit 99.1

Rubicon Project Announces Second Quarter Earnings:
Organic Growth and Strategic Acquisition Fuel
Robust Year-Over-Year Revenue Growth

•	Second quarter of 2015 revenue of $53.0 million, an increase of 88% year-over-year

•	Second quarter of 2015 Adjusted EBITDA[1] of $6.7 million, an increase of 151% year-over-year

•	Second quarter of 2015 non-GAAP earnings per share[1] of $0.06, up from breakeven in the second quarter of 2014

LOS ANGELES, California – July 28, 2015 – Rubicon Project (NYSE: RUBI), a global technology company leading the automation of advertising, today reported its results of operations for the second quarter ended June 30, 2015.
“Our team delivered another outstanding quarter, highlighted by 88% year-over-year revenue growth and strong Adjusted EBITDA that came in well ahead of expectations,” said Frank Addante, CEO, Founder, and Chief Product Architect of Rubicon Project. “We have now posted five consecutive quarters of high revenue growth and profitable Adjusted EBITDA.”

“We also achieved important operational milestones, including successfully integrating the recent Chango acquisition to accelerate future growth opportunities in our expanded buyer cloud,” Addante added. “Additionally, we significantly increased the scale of our orders and mobile offerings during the quarter. It is clear that our focus on developing leading technology innovations, delivering value for our customers, and managing the business for sustained long-term growth paid off in the second quarter.”

Second Quarter of 2015 Results Summary
(in millions, except per share amounts)	Three Months Ended
	June 30, 2015	June 30, 2014
Revenue	$53.0	$28.3
Net loss	($11.9)	($9.4)
Net loss per share	($0.30)	($0.29)
Adjusted EBITDA[1]	$6.7	$2.7
Non-GAAP earnings per share[1]	$0.06	$—
Additional Performance Measures:

•	Managed revenue[2] was $227.2 million for the second quarter of 2015, an increase of 48% from $153.5 million for the second quarter of 2014.

•	Take rate[2] was 21.4% for the second quarter of 2015, up from 18.4% for the second quarter of 2014.

Supplemental Disclosure to Facilitate Period-to-Period Revenue Comparisons:
During the second quarter of 2015, the Company closed the acquisition of Chango Inc. ("Chango"), and fully consolidated and integrated the sales, product, engineering functions and technology of Rubicon Project’s previous buyer cloud and Chango operations, thereby making separate reporting for the Chango entity impracticable.
Prior to the acquisition, the Company reported all revenue on a net basis. As a result of the acquisition and integration during the second quarter of 2015, revenue attributable to the vast majority of buyer cloud transactions is reported on a gross basis in accordance with GAAP. Revenue is reported gross for those arrangements for which the Company manages advertising campaigns on behalf of buyers by acting as the primary obligor in the purchase of ad inventory, exercising discretion in establishing prices, and selecting and purchasing inventory from the seller. Revenue continues to be reported net for transactions in which buyers and sellers of advertising use the Company's solution to execute or facilitate their purchase and sale of advertising. There have been no changes to historical reporting.

In order to facilitate comparison of the second quarter of 2015 to prior periods, and to help investors understand the effects of the acquisition and integration of Chango and the addition of the Company's business transactions reported on a gross revenue basis, the Company is providing non-GAAP net revenue as a supplemental disclosure. Non-GAAP net revenue would represent the Company's GAAP revenue if all transactions were reported on a net basis. For the second quarter of 2015, non-GAAP net revenue was $48.5 million, which is $4.5 million less than GAAP revenue as a result of treating the portion of GAAP revenue that is reported on a gross basis as if it were reported net. For the second quarter of 2015 non-GAAP net revenue represented a 72% increase from $28.3 million in the second quarter of 2014.
Balance Sheet:

•	The Company had cash and liquid assets of $117.3 million and was debt free as of June 30, 2015.

Q3 and Full Year 2015 Outlook
	Q3 2015	Full Year 2015

Revenue	$63.0 - $65.0 million	$246 - $250 million
Adjusted EBITDA[1]	$5.5 - $6.5 million	$36 - $38 million
Non-GAAP earnings per share[1]	$0.03 to $0.04	$0.45 to $0.48

Definitions:
1
Adjusted EBITDA and non-GAAP earnings (loss) per share are non-GAAP measures. Please see the discussion in the section called “Key Performance Measures” and the reconciliations and calculations included at the end of this earnings release.

2
Managed revenue represents advertising spending transacted on the Company's platform and would represent revenue if the Company were to record all revenue on a gross basis. Take rate represents managed revenue, net of amounts the Company pays sellers, divided by managed revenue. For further discussion, please see "Key Performance Measures" at the end of this earnings release.

Second Quarter 2015 Results Conference Call and Webcast:
The Company will host a conference call on July 28, 2015 at 1:30 PM (PT) / 4:30 PM (ET) to discuss its results for its second quarter of 2015. To access the conference call by telephone, interested parties should dial (877) 201-0168 (domestic) or (647) 788-4901 (international) and use conference ID 70965224. A telephonic replay of the conference call will be available for one week. To access the telephonic replay, interested parties should dial (855) 859-2056 (domestic) and (404) 537-3406 (international) and use conference ID 70965224.
A live audio webcast of the conference call will also be available within the "Events and Presentations" section of Rubicon Project’s investor relations website at http://investor.rubiconproject.com. The webcast will be available for replay following the conclusion of the live call. The Company has also posted at the same website address the transcript of a call hosted with analysts on July 23, 2015 that provided an explanation of the Company's disclosure approach associated with the acquisition and integration of Chango and the addition of transactions reported on a gross revenue basis to the Company's business. No material non-public information was provided on that call.
About Rubicon Project
Rubicon Project (NYSE: RUBI) has engineered the Advertising Automation Cloud, one of the largest real-time cloud and Big Data computing systems. The Company's mission is to automate the buying and selling of advertising by offering innovative products to connect buyers and sellers globally.
www.rubiconproject.com. @RubiconProject. #Automation #Excellence #CultureMatters
Note: The Rubicon Project and the Rubicon Project logo are registered service marks of The Rubicon Project, Inc. All other marks mentioned are the property of their respective owners.

Forward-Looking Statements:
This press release and management’s prepared remarks during the conference call referred to above include, and management’s answers to questions during the conference call may include, forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “anticipate,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions. Forward-looking statements include, but are not limited to, our belief that we have successfully integrated the Chango business and that the integration will accelerate future growth opportunities in our expanded buyer cloud; our belief that we increased the scale of our orders and mobile offerings; our guidance and other statements concerning our anticipated performance, including revenue, margin, cash flow, balance sheet, and profit expectations; development of our technology; introduction of new offerings; scope and duration of client relationships; business mix; sales growth; client utilization of our offerings; market conditions and opportunities; performance measures including Adjusted EBITDA, non-GAAP earnings (loss) per share, managed revenue, non-GAAP net revenue, paid impressions, average CPM, and take rate; and factors that could affect these and other aspects of our business.

Forward-looking statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. These risks include our ability to grow rapidly and to manage our growth effectively; our ability to develop innovative new technologies and remain a market leader; our ability to attract and retain buyers and sellers and increase our business with them; the freedom of buyers and sellers to direct their spending and inventory to competing sources of inventory and demand; our ability to use our solution to purchase and sell higher value advertising and to expand the use of our solution by buyers and sellers utilizing evolving digital media platforms; our ability to introduce new solutions and bring them to market in a timely manner; uncertainty of our estimates and expectations associated with new offerings, including private marketplace, mobile, orders, automated guaranteed, and intent marketing solutions; our ability to maintain a supply of advertising inventory from sellers; our limited operating history and history of losses; our ability to continue to expand into new geographic markets; to adapt effectively to shifts in digital advertising to mobile and video channels; the slowing growth rate of online digital display advertising; the growing percentage of online and mobile advertising spending captured by owned and operated sites (such as Facebook and Google) where we are unable to participate; the effects of increased competition in our market and our ability to compete effectively and to maintain our pricing and take rate; potential adverse effects of malicious activity such as fraudulent inventory and malware; the effects of seasonal trends on our results of operations; costs associated with defending intellectual property infringement and other claims; our ability to attract and retain qualified employees and key personnel; our ability to consummate and integrate future acquisitions of or investments in complementary companies or technologies; our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning data protection and consumer privacy; and our ability to develop and maintain our corporate infrastructure, including our finance and information technology systems and controls. We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the heading “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. Additional information will be set forth in other filings we make from time to time with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. These forward-looking statements represent our estimates and assumptions only as of the date of this press release. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Without limiting the foregoing, we generally give guidance only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed with the Securities and Exchange Commission completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Key Performance Measures:
Our management evaluates and makes operating decisions using various performance measures.
Managed revenue represents the advertising spending transacted on our platform, and would represent our revenue if we were to record all of our revenue on a gross basis. Managed revenue does not represent revenue reported in accordance with generally accepted accounting principles in the United States (“GAAP”). We review managed revenue for internal management purposes to assess market share and scale. Many companies in our industry record revenue on a gross basis, so tracking our managed revenue allows us to compare our results to the results of those companies. Our managed revenue is influenced by demand for our services, the volume and characteristics of paid impressions, and average CPM.
Take rate represents managed revenue, net of amounts we pay sellers, divided by managed revenue. We review take rate for internal management purposes to assess the development of our marketplace with buyers and sellers. Our take rate can be affected by a variety of factors, including the terms of our arrangements with buyers and sellers active on our platform in a particular period, the scale of a buyer’s or seller’s activity on our platform, product mix, the implementation of new products, platforms and solution features, auction dynamics, and the overall development of the digital advertising ecosystem.

This press release includes information relating to Adjusted EBITDA and non-GAAP earnings (loss) per share, which have not been prepared in accordance with GAAP. These non-GAAP measures are used by our management and board of directors, in addition to our GAAP results, to understand and evaluate our performance and trends, to prepare and approve our annual budget, and to develop short- and long-term plans. Management believes that these non-GAAP measures provide useful information about our core results and thus are appropriate to enhance the overall understanding of our past performance and our prospects for the future.
These non-GAAP measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding measures prepared in accordance with GAAP. Adjusted EBITDA and non-GAAP earnings (loss) per share eliminate the impact of items that we do not consider indicative of our core operating performance and operating performance on a per share basis. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP measures may differ from the items excluded from, or included in, similar non-GAAP measures used by other companies. See “Reconciliation of net loss to Adjusted EBITDA” and “Reconciliation of net loss attributable to common stockholders to non-GAAP net income (loss) and calculation of non-GAAP earnings (loss) per share” included as part of this press release.
We define Adjusted EBITDA as net loss adjusted for stock-based compensation expense, depreciation and amortization, amortization of acquired intangible assets, interest income or expense, change in fair value of pre-IPO convertible preferred stock warrant liabilities, and other income or expense, which mainly consists of foreign exchange gains and losses, certain other non-recurring income, or expenses such as acquisition and related costs, and provision for income taxes. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons:

•
Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as stock-based compensation expense, depreciation and amortization, amortization of acquired intangible assets, interest income or expense, change in fair value of preferred stock warrant liabilities, foreign exchange gains and losses, certain other non-recurring income or expense such as acquisition and related costs, and provision for income taxes that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired; our management uses Adjusted EBITDA in conjunction with GAAP measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance;

•	Adjusted EBITDA may sometimes be considered by the compensation committee of our board of directors in connection with the determination of compensation for our executive officers; and

•
Adjusted EBITDA provides consistency and comparability with our past performance, facilitates period-to-period comparisons of operations, and facilitates comparisons with other peer companies, many of which use similar non-GAAP measures to supplement their GAAP results.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:

•
stock-based compensation is a non-cash charge and is and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing performance for a particular period;

•
depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future; Adjusted EBITDA does not reflect any cash requirements for these replacements;

•
Adjusted EBITDA does not reflect non-cash charges related to acquisition and related items, such as amortization of acquired intangible assets and changes in the fair value of contingent consideration;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, acquisition and related items, such as transaction expenses and expenses associated with earn-out amounts;

•	Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense; and

•	other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, we also consider other measures, including net loss.
Non-GAAP earnings (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP weighted-average shares outstanding. Non-GAAP net income (loss) is equal to net loss attributable to common stockholders excluding the change in fair value of pre-IPO convertible preferred stock warrant liabilities, cumulative preferred stock dividends, stock-based compensation, acquisition and related items expense, including amortization of acquired intangible assets, and foreign currency gains and losses. The non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings (loss) per share assumes the net exercise of a preferred stock warrant and the conversion of each share of convertible preferred stock to one half share of common stock in connection with our initial public offering as if they had occurred at the beginning of each respective period presented, whereas, weighted-average shares outstanding used to calculate GAAP earnings (loss) per share reflects the net exercise and conversion as of April 7, 2014, the date our IPO closed. In periods in which non-GAAP net income (loss) is profitable, non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings per share includes the impact of potentially dilutive shares. Potentially dilutive shares consist of stock options, restricted stock awards, restricted stock units, potential shares issued under the Employee Stock Purchase Plan, each computed using the treasury stock method, shares held in escrow, and potential shares issued as part of contingent consideration as a result of business combinations. The weighted-average shares used to compute net loss per share, non-GAAP weighted-average shares outstanding used to compute non-GAAP earnings (loss) per share, and non-GAAP weighted-average shares outstanding used in our guidance for the full year non-GAAP earnings (loss) per share includes the 6.4 million shares issued in our initial public offering from the date our IPO closed. We believe non-GAAP earnings (loss) per share is useful to investors in evaluating our ongoing operational performance and our trends on a per share basis by taking into consideration all preferred stock ownership on an as-converted basis, and also facilitates comparison of our financial results on a per share basis with other companies, many of which present a similar non-GAAP measure. However, a potential limitation of our use of non-GAAP earnings (loss) per share is that other companies may define non-GAAP earnings (loss) per share differently, which may make comparison difficult. This measure may also exclude expenses that may have a material impact on our reported financial results. Because of these limitations, we also consider the comparable GAAP measure of net loss attributable to common stockholders.
Investor Relations Contact
Erik Randerson, CFA
Rubicon Project
(424) 320-2133
eranderson@rubiconproject.com
Media Contact
Dallas Lawrence
Rubicon Project
(424) 230-7947
press@rubiconproject.com

THE RUBICON PROJECT, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$99,234	$97,196
Accounts receivable, net	147,706	133,267
Prepaid expenses and other current assets	19,710	7,514
TOTAL CURRENT ASSETS	266,650	237,977
Property and equipment, net	15,706	15,196
Internal use software development costs, net	12,371	11,501
Goodwill	68,803	16,290
Intangible assets, net	60,221	14,090
Other assets, non-current	7,019	1,427
TOTAL ASSETS	$430,770	$296,481
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$177,339	$151,021
Debt and capital lease obligations, current portion	—	105
Other current liabilities	1,951	3,276
TOTAL CURRENT LIABILITIES	179,290	154,402
Other liabilities, non-current	2,021	1,272
Deferred tax liability, net	12,355	607
Contingent consideration liability	27,622	11,448
TOTAL LIABILITIES	221,288	167,729
STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	307,149	209,472
Accumulated other comprehensive income (loss)	19	(8)
Accumulated deficit	(97,686)	(80,712)
TOTAL STOCKHOLDERS’ EQUITY	209,482	128,752
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$430,770	$296,481

THE RUBICON PROJECT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Revenue	$53,046	$28,283	$90,224	$51,298
Expenses:
Cost of revenue[1,2]	14,009	4,852	20,570	9,312
Sales and marketing[1,2]	22,161	10,296	37,210	19,323
Technology and development[1,2]	10,390	4,598	18,804	9,275
General and administrative[1,2]	17,984	15,653	32,263	26,973
Total expenses	64,544	35,399	108,847	64,883
Loss from operations	(11,498)	(7,116)	(18,623)	(13,585)
Other (income) expense:
Interest expense, net	11	14	23	71
Change in fair value of preferred stock warrant liabilities	—	1,742	—	732
Foreign exchange (gain) loss, net	847	382	(1,343)	930
Total other (income) expense, net	858	2,138	(1,320)	1,733
Loss before income taxes	(12,356)	(9,254)	(17,303)	(15,318)
Provision (benefit) for income taxes	(413)	112	(329)	162
Net loss	(11,943)	(9,366)	(16,974)	(15,480)
Cumulative preferred stock dividends	—	(70)	—	(1,116)
Net loss attributable to common stockholders	$(11,943)	$(9,436)	$(16,974)	$(16,596)
Basic and diluted net loss per share attributable to common stockholders:	$(0.30)	$(0.29)	$(0.45)	$(0.74)
Basic and diluted weighted-average shares used to compute net loss per share attributable to common stockholders:	39,414	32,266	37,596	22,296

[1]	Includes stock-based compensation expense as follows:

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Cost of revenue	$70	$57	$112	$88
Sales and marketing	1,858	700	2,983	1,277
Technology and development	1,116	424	1,906	727
General and administrative	4,695	5,918	8,236	7,485
Total stock-based compensation	$7,739	$7,099	$13,237	$9,577

[2]	Includes depreciation and amortization expense as follows:

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Cost of revenue	$5,258	$2,241	$8,729	$4,226
Sales and marketing	3,240	109	3,745	189
Technology and development	479	192	733	390
General and administrative	482	136	642	248
Total depreciation and amortization	$9,459	$2,678	$13,849	$5,053

THE RUBICON PROJECT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six Months Ended
	June 30, 2015	June 30, 2014
OPERATING ACTIVITIES:
Net loss	$(16,974)	$(15,480)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,849	5,053
Stock-based compensation	13,237	9,577
Loss on disposal of property and equipment, net	29	199
Change in fair value of preferred stock warrant liabilities	—	732
Change in fair value of contingent consideration	3	—
Unrealized foreign currency (gain) loss	508	121
Deferred income taxes	(11)	—
Changes in operating assets and liabilities, net of effect of business acquisition:
Accounts receivable	(1,007)	3,760
Prepaid expenses and other assets	97	(791)
Accounts payable and accrued expenses	19,845	(1,637)
Other liabilities	(950)	(986)
Net cash provided by operating activities	28,626	548
INVESTING ACTIVITIES:
Purchases of property and equipment	(4,246)	(4,520)
Capitalized internal use software development costs	(4,061)	(4,449)
Acquisition, net of cash acquired	(8,647)	—
Investments in available-for-sale securities	(18,052)	—
Change in restricted cash	1,100	100
Net cash used in investing activities	(33,906)	(8,869)
FINANCING ACTIVITIES:
Proceeds from the issuance of common stock in initial public offering, net of underwriting discounts and commissions	—	89,733
Payments of initial public offering costs	—	(2,898)
Proceeds from exercise of stock options	6,710	1,070
Proceeds from issuances of common stock under ESPP	759	—
Repayment of debt and capital lease obligations	(105)	(3,973)
Net cash provided by financing activities	7,364	83,932
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(46)	121
CHANGE IN CASH AND CASH EQUIVALENTS	2,038	75,732
CASH AND CASH EQUIVALENTS--Beginning of period	97,196	29,956
CASH AND CASH EQUIVALENTS--End of period	$99,234	$105,688
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Capitalized assets financed by accounts payable and accrued expenses	$1,910	$1,043
Leasehold improvements paid by landlord	$—	$803
Capitalized stock-based compensation	$360	$330
Conversion of preferred stock to common stock	$—	$52,571
Common stock and options issued for business acquisitions	$76,795	$—
Reclassification of preferred stock warrant liabilities to additional-paid-in-capital	$—	$6,183
Reclassification of deferred offering costs to additional-paid-in-capital	$—	$3,533
Deferred offering costs included in accounts payable and accrued expenses	$—	$139

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Net loss	$(11,943)	$(9,366)	$(16,974)	$(15,480)
Add back (deduct):
Depreciation and amortization expense, excluding amortization of acquired intangible assets	4,191	2,560	7,565	4,792
Amortization of acquired intangibles	5,268	118	6,284	261
Stock-based compensation expense	7,739	7,099	13,237	9,577
Acquisition and related items	967	—	2,396	—
Interest expense, net	11	14	23	71
Change in fair value of preferred stock warrant liabilities	—	1,742	—	732
Foreign currency (gain) loss, net	847	382	(1,343)	930
Provision (benefit) for income taxes	(413)	112	(329)	162
Adjusted EBITDA	$6,667	$2,661	$10,859	$1,045

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS TO NON-GAAP NET INCOME (LOSS) AND CALCULATION OF NON-GAAP EARNINGS (LOSS) PER SHARE
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Calculation of non-GAAP earnings (loss) per share:
Net loss attributable to common stockholders	$(11,943)	$(9,436)	$(16,974)	$(16,596)
Add back (deduct):
Change in fair value of preferred stock warrant liabilities	—	1,742	—	732
Cumulative preferred stock dividends	—	70	—	1,116
Stock-based compensation	7,739	7,099	13,237	9,577
Acquisition and related items, including amortization of acquired intangibles	6,235	118	8,680	261
Foreign currency (gain) loss, net	847	382	(1,343)	930
Non-GAAP net income (loss)	$2,878	$(25)	$3,600	$(3,980)
Non-GAAP earnings (loss) per diluted and (basic) share	$0.06	$—	$0.08	$(0.13)
Non-GAAP weighted-average shares outstanding	45,910	33,235	43,226	30,091

The following table shows the basis for the per share computations presented in this report. See the discussion in the section included in this press release called “Key Performance Measures” for a description of non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings per share.

Method	Shares	Period	Use
Outstanding as of 6/30/2015	43,622	Q2 2015	Total shares outstanding
GAAP weighted-average shares, basic and diluted	39,414	Q2 2015	Determine basic and diluted EPS during unprofitable period
GAAP weighted-average shares, basic and diluted	32,266	Q2 2014	Determine basic and diluted EPS during unprofitable period
GAAP weighted-average shares, basic and diluted	37,596	6 mos 2015	Determine basic and diluted EPS during unprofitable period
GAAP weighted-average shares, basic and diluted	22,296	6 mos 2014	Determine basic and diluted EPS during unprofitable period
Non-GAAP weighted-average shares, diluted	45,910	Q2 2015	Determine Non-GAAP EPS during profitable period based on Non-GAAP net income
Non-GAAP weighted-average shares, basic	33,235	Q2 2014	Determine Non-GAAP EPS during unprofitable period based on Non-GAAP net loss
Non-GAAP weighted-average shares, diluted	43,226	6 mos 2015	Determine Non-GAAP EPS during profitable period based on Non-GAAP net income
Non-GAAP weighted-average shares, basic	30,091	6 mos 2014	Determine Non-GAAP EPS during unprofitable period based on Non-GAAP net loss